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                                    EXHIBIT I
                         Hartford Life Insurance Company
                              200 Hopmeadow Street
                               Simsbury, CT 06089

May 30, 2007

Board of Directors
The Hartford Mutual Funds, Inc.
200 Hopmeadow Street
Simsbury, CT 06089

RE:  THE HARTFORD MUTUAL FUNDS II, INC.
     POST-EFFECTIVE AMENDMENT NUMBER 103
     FILE NO. 002-11387/811-00558

Dear Members of the Board of Directors:

     I have examined the Articles of Incorporation of The Hartford Mutual Funds II, Inc. (hereafter referred to as "Company"), the By-Laws of the Company, documents evidencing various pertinent corporate proceedings, and such other things considered to be material to determine the legality of the sale of the authorized but unissued shares of the Company's stock. Based upon my examination, it is my opinion that the Company is a validly organized and existing corporation of the State of Maryland and it is legally authorized to issue its shares of common stock, at prices determined as described in the Company's currently effective Prospectus, when such shares are properly registered under all applicable federal and state securities laws.

     Based upon the foregoing, it is my opinion that the Company's shares, when issued and sold for cash consideration in the manner described in the Company's currently effective Prospectus, will have been legally issued, fully paid and nonassessable stock of the Company.

     I am an attorney licensed to practice only in Pennsylvania. For the purposes hereof, I assume that corporate laws of Maryland are identical to those of Pennsylvania.

     I hereby consent to the inclusion of this Opinion as an exhibit to the Company's Post-Effective Amendment to its Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,


/s/ Edward P. Macdonald
-------------------------------------
Edward P. Macdonald
Vice President, Secretary and Chief
Legal Officer